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                                                                    EXHIBIT 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the prospectus supplement forming a part of Pre-Effective Amendment No. 2 to the Registration Statement (Form S-3 File No. 333-61522) of Corporate Asset Backed Corporation for the registration of Certificates and Notes and to the incorporation by reference therein of our report dated 31 January 2000, with respect to the consolidated financial statements of Paine Webber Group Inc. for the year ended 31 December 1999 included in Form 6-K filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP


New York, New York
7 January 2002